Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the use in this Registration Statement on Form F-1 of G Medical Innovations Holdings Ltd. of our report dated July 16, 2020, except for footnote 23.I, which is dated January 13, 2021, which is contained in the Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Ziv Haft
Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm

Tel Aviv, Israel
March 2, 2021